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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 28, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders which is incorporated by reference in Dean Foods Company's Annual Report on Form 10-K for the year ended May 30, 1999. We also consent to the incorporation by reference of our report dated June 28, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Chicago, Illinois
June 22, 2000